REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of
Mandatory Exchangeable Trust
Newark, Delaware

In planning and performing our audit of the financial
statements of Mandatory Exchangeable Trust (the "Trust")
as of and for the period from June 10, 2016
(commencement of operations) through December 31, 2016,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Trust's internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion
on the effectiveness of the Trust's internal control
over financial reporting. Accordingly, we express no
such opinion.

The Trustees of the Trust are responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by the
trustees are required to assess the expected benefits
and related costs of controls. A trust's internal
control over financial reporting is a process designed
to provide reasonable assurance regarding the reliability
of financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles. A trust's
internal control over financial reporting includes
those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the trust; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements
in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being
made only in accordance with authorizations of trustees
of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition,
use, or disposition of a trust's assets that could have a
material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions or that
the degree of compliance with the policies or procedures
may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow the trustees, in the normal course of performing
their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal control over
financial reporting, such that there is a reasonable
possibility that a material misstatement of the trust's
annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's internal
control over financial reporting and its operation,
including controls for safeguarding securities, that we
consider to be a material weakness, as defined above,
as of December 31, 2016.

This report is intended solely for the information and
use of the Trustees of Mandatory Exchangeable Trust and
the Securities and Exchange Commission and is not intended
to be and should not be used by anyone other than these
specified parties.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 24, 2017